19

                     DYNAMICS RESEARCH CORPORATION

                           60 Frontage Road

                    Andover,  Massachusetts  01810

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       To Be Held April 23, 1996

To the Stockholders:

     The Annual Meeting of the stockholders of Dynamics Research
Corporation will be held at 3:30 p.m. on Tuesday, April 23, 1996 on the 33rd Floor of The State Street Bank and Trust Building, 225 Franklin Street, Boston, Massachusetts, for the following purposes:

     1. To fix the number of directors for the ensuing year and to elect the Class III Director,

     2. To consider and act upon such other matters as may properly come before the meeting.

     Only stockholders of record at the close of business on March 8, 1996 will be entitled to receive notice of and to vote at the meeting.

                              By order of the Board of Directors,

                                John R. D. McClintock,
                                      Clerk

March 22, 1996
                          __________________


                               IMPORTANT

All stockholders are urged to complete and mail the enclosed proxy promptly whether or not you plan to attend the meeting in person. The enclosed envelope requires no postage if mailed in the U.S.A. or Canada. Stockholders attending the meeting may revoke their proxies and personally vote on all matters which are considered. It is important that your shares be voted.


                     DYNAMICS RESEARCH CORPORATION
                           60 Frontage Road
                    Andover,  Massachusetts  01810
                           _________________
                            PROXY STATEMENT
                            ______________
                    ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD APRIL 23, 1996
                           ________________
                                GENERAL

     The accompanying proxy is solicited by the Board of Directors of Dynamics Research Corporation (the "Company") to be voted at the 1996 Annual Meeting of Stockholders.

     Proxies in the accompanying form will be voted as specified by the stockholders. If no specification is made, the proxy will be voted for the election of the Class III director unless authority to vote has been withheld. A proxy may only be revoked by written revocation received by the Clerk of the Company prior to the exercise thereof.

     Stockholders of record at the close of business on March 8, 1996 are entitled to notice of, and to vote at the Annual Meeting. There were 5,663,042 shares of Common Stock, $.10 Par Value outstanding as of that date, each entitled to one vote.

     This proxy statement and enclosed proxy are being mailed to stockholders on or about the date of the Notice of Annual Meeting.

     The cost of solicitation of proxies will be borne by the Company. Employees of the Company may also solicit proxies by mail, telephone or personal interview.

                         ELECTION OF DIRECTORS

Term of Office

     Under Massachusetts law, the Board of Directors of the Company is classified into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The enclosed proxy will be voted to elect the person named below, unless otherwise instructed, as the Class III director for a term of three years expiring at the 1999 Annual Meeting of Stockholders or until his respective successor is elected and qualified. If the nominee should become unavailable, proxies will be voted for a substitute nominee designated by management, or to fix the number of directors at a lesser number, unless instructions are given to the contrary. The nominee is presently serving as a director of the Company, and the current Board has no reason to expect that the nominee will become unavailable.
                                                  Year First Elected
Name           Age       Principal Occupation         A Director

               Nominee for Election as Class III Director
                    Term Expiring in l999
Albert Rand    69        President and Chief Executive   1984

Officer of the Company

        Continuing Class II Directors - Terms Expiring in 1998
Francis J. Aguilar       63   Professor of Business Administration,
Emeritus,      1987
                         Harvard University Graduate School of
                         Business Administration
John S. Anderegg, Jr.    72   Chairman of the Company    1955

            Continuing Class I Directors - Terms Expiring in 1997
General James P. Mullins Executive Consultant            1991
   (USAF, ret.)       67

Thomas J. Troup          72   Vice Chairman and Director of 1962-1971
                         Burr-Brown Corporation        since 1980
                         (Manufacturer of Electronic Components)

   The principal occupation of the above nominee and continuing directors has been that set forth above throughout the past five years.

   Dr. Aguilar is also a Director of Bowater, Inc. and Burr-Brown
Corporation. Mr. Anderegg is a Director of Ivy and MacKenzie Mutual Funds, Burr-Brown Corporation and Metritape, Inc.

Board Meetings and Committees

   The Board of Directors held six meetings during 1995.

   The Audit Committee consisting of Dr. Aguilar, General Mullins and Mr. Troup reviews with the independent auditors the financial statements and reports issued by the Company, reviews the Company's internal accounting procedures, controls and programs and makes recommendations to the Board of Directors on the engagement of the independent auditors. The Audit Committee held two meetings during 1995.

   The Compensation Committee consisting of Dr. Aguilar and General Mullins administers the 1993 Equity Incentive Plan, including the granting of options and other awards under that plan, reviews the compensation policies of the Company and approves the compensation of the officers. The Compensation Committee held two meetings during 1995.

   The Company does not have a standing nominating committee.



                        PRINCIPAL STOCKHOLDERS

Common Stock Ownership of Certain Beneficial Owners and Management

   As of March 8, 1996, the following table shows the beneficial ownership of Common Stock of the Company by all persons or groups known by the Company to be the beneficial owners of more that 5% of its outstanding stock, based on filings with the Securities and Exchange Commission, all directors, the executive officers listed in the Summary Compensation Table and all directors and executive officers as a group:

       Name and Address           Amount and Nature of Percent
       of Beneficial Owner         Beneficial Ownership     of Class
John S. Anderegg, Jr..............................................
724,099(1)                 12.88
  c/o Dynamics Research Corporation
  60 Frontage Road
  Andover, MA  01810
Albert Rand...........................................................
308,770(2)                  5.49
  c/o Dynamics Research Corporation
  60 Frontage Road
  Andover, MA  01810
Francis J. Aguilar....................................................
19,334(3)                      *
James P. Mullins.....................................................
3,667(4)                       *
Thomas J. Troup....................................................
3,204(5)                       *
John L. Wilkinson...................................................
6,280(6)                       *
Douglas R. Potter...................................................
11,766(7)                       *
DFA Investment Dimensions Group, Inc.................  373,512(8)
6.64
  c/o Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA  90401
All directors and executive officers as a group (7 persons)
1,077,120(9)             19.16
________
*Less than 1% of the outstanding shares of Common Stock.

All shares are held directly except as indicated.

(1)                      Includes 44,168 shares held by Mr. Anderegg as
custodian for his children, 64,321 shares held          in the estate
of Mrs. Anderegg, of which Mr. Anderegg is executor, and 17,172 shares
owned                    by one of Mr. Anderegg's children who resides
with him, as to all of which he disclaims               beneficial
ownership.
(2)                      Includes 161,384 shares which Mr. Rand has the
right to acquire on exercise of stock options           that are
currently exercisable or will be exercisable within 60 days of March 8,
1996.
(3)                      Includes 8,833 shares held in a pension plan
of which Dr. Aguilar has sole voting and                investment
powers.  Includes options to purchase 1,667 shares which are currently
exercisable              or will be exercisable within 60 days of March
8, 1996.
(4)                      Includes options to purchase 1,667 shares
which are currently exercisible or will be              exercisable
within 60 days of March 8, 1996.
(5)                      Includes 986 shares held in a trust of which
Mr. Troup is trustee.  Includes options to              purchase 1,667
which are currently exercisable or will be exercisable within 60 days of
  March 8, 1996.
(6)     Includes options to purchase 5,993 shares which are currently
exercisable or will be              exercisable within 60 days of March
8, 1996.
(7)     Includes options to purchase 10,666 shares which are currently
exercisable or will be              exercisable within 60 days of March
8, 1996.
(8)     Dimensional Fund Advisors Inc. ("Dimensional"), a registered
investment advisor, is deemed       to have beneficial ownership of
373,512 shares of Dynamics Research Corporation stock as    of December
31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in
series of the DFA                   Investment Trust Company, a
Delaware business trust, or the DFA Group Trust and DFA
Participation Group Trust, investment vehicles for qualified employee
benefit plans, all of               which Dimensional Fund Advisors
Inc. services as investment manager.  Dimensional      disclaims
beneficial ownership of all such shares.  Dimensional Fund Advisors has
the power                           to dispose of these shares and
shares the power to vote 82,295 of these shares.
(9) Includes options to purchase 183,044 shares which are exercisable within 60 days of
  March 8, 1996.

                   COMPENSATION AND RELATED MATTERS

Compensation of Directors
  Directors who are not employees of the Company receive an annual fee of $20,000 for serving as directors. No additional compensation is paid to those directors who serve on a committee of the Board of Directors.

  The Company has a Deferred Compensation Plan under which non-employee directors may elect to defer their directors fees. Amounts deferred for each participant are credited to a separate account, and interest at the lowest rate at which the Company borrowed money during each quarter or, if there was no such borrowing, at the prime rate, is credited to such account quarterly. The balance in a participant's account is payable in a lump sum or in installments when the participant ceases to be a director. Mr. Troup and Dr. Aguilar deferred their 1995 director fees. Interest accrued for 1995 on the cumulative fees for each director was $9,225.

  In 1995, pursuant to the 1995 Stock Option Plan for Non-Employee Directors, each director who is not an employee of the Company received an option to purchase 5,000 shares of Common Stock at an exercise price equal to fair market value on the date of grant. All options granted under this plan become exercisable in three equal installments on each of the first, second and third anniversaries of the date of grant.

Executive Compensation

                      SUMMARY COMPENSATION TABLE

   The following table summarizes the compensation paid to the
President and Chief Executive Officer and each of the Company's other highly compensated executive officers (the "named executives") during or with respect to 1995, 1994, and 1993.
                           Annual          Long Term
                        Compensation      Compensation
  Name and                         Other     Shares All Other
 Principal                         Annual  UnderlyingCompensation
  Position   YearSalary ($)Bonus ($)Compensation ($)Options (#)
($) (1)
Albert Rand  1995235,000                     25,000  2,250                    2,250
2,249
 President & 1994235,000                             2,250
 C.E.O.      1993235,000                             2,249


John S. Anderegg, Jr.1995195,000                                2,250
 Chairman    1994195,000                             2,250
             1993195,000                             2,249

John L. Wilkinson  1995126,000              12,000   6,000      2,070
 V. P. of Human1994126,000                           1,890
 Resources   1993126,000                             1,871

Douglas R. Potter        1995              135,000  15,000      10,000    2,250
1,480
 V.P.of Finance &         1994             135,000
1,480
 C.F.O.      199322,500(2)                  11,000      -

     (1)  Consists of employer's match for the 401K plan.
     (2)  Mr. Potter commenced employment with DRC on November 1, 1993.



















Option Grants in Last Fiscal Year

   The table below shows information regarding grants of stock options, if any, made to the named executives during fiscal 1995. The amounts shown for each of the named executives as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full term of the options, pursuant to applicable Securities and Exchange Commission regulations. John S. Anderegg, Jr. did not receive any option grants in 1995. Actual gains, if any, on option exercises are dependent on the future performance of the Common Stock and overall stock market conditions.
                                           Potential Realizable
                                           Value at Assumed
                                           Annual Rates of Stock
                                           Price Appreciation for
                     Individual Grants                    Option
Term
                     % of Total
                    Options
                    Granted to     Exercise
           Options  Employees  or Base
           Granted   in Fiscal         Price               Expira-
              (#)      Year             ($/Sh)            tion Date
5% ($)       10%($)
Albert      25,000      15%   7.000   09/8/0 110,0  278,905
Rand                                  5      57
Douglas R.  10,000        6%  4.125   2/14/0          65,742
Potter                                5      25,94
                                             2
John                      4%  4.125   2/14/0          39,445
Wilkinson   6,000                     5      15,56
                                             5

(1)  Options become exercisable 1/3 each year, commencing on the first
anniversary of the grant, with full vesting on the     third anniversary.
(2) The exercise price and tax withholding obligations may be paid, at the option of the Board, by delivery of already owned shares.
























            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION VALUES

   The following table summarizes options exercised during 1995 and presents the value of unexercised options held by the named executives
at fiscal year-end.   John S. Anderegg, Jr. did not hold any options
during 1995.

                                        Number of    Value of
                                    Shares UnderlyingUnexercised
                                       Unexercised In-the-Money
                                        Options at  Options at
          Options Exercised in 1995    12/30/95(#)12/30/95($)(1)

          Shares Acquired   Value    Exercisable/(E)Exercisable/(E)
   Name   on Exercise (#)Realized ($)Unexercisable(U)Unexercisable(U)

Albert Rand         28,596    72,577 161,384 E   519,863 E
25,000 U            37,500 U
John S. Anderegg, Jr.              --       --           0  0
John L. Wilkinson        --        --  5,993 E    22,434 E
                                       4,000 U    17,500 U
Douglas R. Potter        --        --  10,666 E   46,077 E
                                      10,334 U    44,918 U

(1) Based on market value at 12/30/95 of $8.50 per share less respective exercise prices.

Report of the Compensation Committee of the Board of Directors

   The Compensation Committee of the Board of Directors administers the Company's executive compensation program. The committee is composed of Dr. Aguilar and General Mullins, both of whom are independent non-employee directors and who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The Committee meets formally and consults informally during the year. The Committee is responsible for recommending to the Board of Directors the compensation of all the officers of the Company and for reviewing the design and effectiveness of executive compensation policies. All awards of stock options and restricted stock to the Company's employees are made by the Committee.

Compensation Philosophy and Objectives

   The Company's executive compensation program consists of base salary, annual cash bonus incentives and long-term incentives in the form of stock options. Its objectives are four-fold:

      Provide base compensation that enables the Company to attract and retain key executives.

      Provide executive officers with total direct remuneration which is competitive with similarly sized companies for comparable performance.

      Reward executives for outstanding achievements which clearly benefit the Company.

      Align the interest of the Company's executives with the long-term interests of shareholders.

   The executive compensation program provides an overall level of compensation opportunity which the Compensation Committee believes is competitive with other companies of comparable size and complexity. Actual compensation will vary with annual and long-term Company performance, as well as individual performance and longevity, and hence may be greater or less than actual compensation at other companies.
The Committee uses its discretion to establish executive compensation at levels which in its judgment are warranted by external or internal factors as well as an executive's individual circumstances. In arriving at what it considers appropriate levels and components of compensation, the Compensation Committee utilizes industry compensation data provided by nationally recognized compensation information sources.

Executive Compensation Program Components

   The particular elements of the compensation program are discussed more fully below:

   Base Salary. The Committee maintains base salary levels for executives that, based on its analysis of pertinent compensation data, are competitive with other companies of comparable size and complexity.

   Base salaries of executives are determined by the potential impact of the individual on the Company and its performance, salaries paid by other companies for comparable positions, individual performance against goals and the overall performance of the Company.

   Cash Bonuses. The Compensation Committee may approve discretionary cash bonuses as a means of rewarding executives (and other employees) for significant Company and individual performance. These cash awards are not based on a specific formula; rather, they are intended to be compensation in recognition of outstanding accomplishments that result in clearly quantitative or qualitative benefit to the Company.

   Long-Term Incentives. Long-term incentives are provided in the form of stock options. The Committee and the Board of Directors believe that management's ownership of a significant equity interest in the Company aligns the long-term interests of management and shareholders and is an important incentive and contributing factor toward building shareholder value. Stock options, therefore, are granted at the market value of the common stock on date of grant. The value received by the executive from a stock option granted depends on increases in the market price of the Company's common stock during the term of the option. Consequently, the value of the compensation is proportionate to increases in shareholder value. Grants of stock options are made by the Compensation Committee in its discretion based both upon the executive's actual contribution to the Company's current performance and his expected contribution toward meeting the Company's long-term financial/strategic goals.

CEO Compensation

   Mr. Rand's base salary remained unchanged in 1994 and 1995 in accordance with the above described compensation philosophy. In 1995, Mr. Rand was awarded options to purchase 25,000 shares of the Company's common stock which reflects the Committee's judgment that progress was made towards the Company's strategic goals through the favorable record of long-term contract awards.

                                   The Compensation Committee
                                   of the Board of Directors:

                                   Francis J. Aguilar
                                   James P. Mullins

Performance Comparison

   The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 29, 1990 in each of (i) the Company's Common Stock, (ii) the NASDAQ Stock Market - Composite U.S. Index and (iii) a Peer Group of companies as listed below:





                                LEGEND

                                 Dynamics
                                   Research   NASDAQ      Peer
                                  Corporation               Composite
Group
1990...................................................................
 .....                             100        100         100
1991...................................................................
 .....                             103        161         131
1992...................................................................
 .....                             109        187         164
1993...................................................................
 .....                             121        215         173
1994...................................................................
 .....                              79        210         196
1995...................................................................
 .....                             245        296         292

Companies in Self- Determined Peer Group:

     Analysis & Technology Inc.    CACI International Inc.
     Comarco Inc.                  Geodynamics Corp.
     Perceptronics Inc             Nichols Research Corp.



Severance Agreements

  The Company has severance agreements with Messrs. Anderegg and Rand. Under these agreements, the Company agrees to pay severance benefits to each such executive if his employment is terminated for any reason other than for cause (as defined in the agreements) or if the executive terminates his employment as a result of a specified justification, within two years following a change of control of the Company. A change in control includes the acquisition of 20% or more of the combined voting power of the Company's then-outstanding securities, other changes in control of a kind required to be reported by certain regulatory authorities, and certain changes in membership of the Board of Directors. Under the agreements, the executive is entitled to a severance payment equal to 299% of his average annual base salary and bonus for the two calendar years immediately prior to a change in control. In addition, the executive is entitled to certain other benefits, including the acceleration of the exercisability of outstanding stock options, continued participation for up to three years in life, accident, medical, health and other similar plans and programs in which the executive participated prior to the change in control, and the payment by the Company of any legal fees and expenses incurred as a result of such termination of employment. At the option of the executive, the payments or benefits payable under the agreement may be decreased to the extent necessary to avoid any excise taxes payable as a result of the severance benefits. Such severance payments would not be reduced for compensation received by the executive from any new employment. Under these agreements, based on the current compensation as of March 8, 1996, change of control cash severance payments would be approximately $583,050 and $702,650 for Messrs. Anderegg and Rand, respectively.

Indemnification Agreements

  The Company has indemnification agreements with each of its directors. Each indemnification agreement entitles the director to be indemnified by the Company for any liabilities and expenses incurred in connection with the defense or disposition of any legal claim or action brought or threatened against him or her by reason of (i) being or having been a director of the Company or (ii) serving or having served at the Company's request as a director of another organization or in any capacity with respect to an employee benefit plan. The indemnification agreement also requires the Company to advance payment for any expenses incurred by a director in connection with such an action. However, a director will not receive indemnification under the agreement if he or she is found not to have acted in good faith in the reasonable belief that his or her actions were in the best interest of the Company. The indemnification provided under the indemnification agreement is required whether or not an action is brought asserting that the director seeking indemnification acted unlawfully or acted to create an improper personal benefit, unless the director is actually found not to have acted in good faith in the reasonable belief that his or her actions were in the best interests of the Company. The rights under the indemnification agreement are in addition to any rights of indemnification the director may have under the Company's Articles of Incorporation or By-laws or otherwise and are not subject to any limitations which may be contained in the Company's Articles of Incorporation or By-laws.


Pension Plan

  The following table sets forth the annual benefits payable as a life annuity which would be payable under the Company's noncontributory defined benefit Pension Plan at normal retirement at age 65 to participants having the years of service and average annual earnings as indicated in the table, assuming all such participants attained age 65 in 1995:

                ESTIMATED ANNUAL BENEFIT FOR YEAR 1995

 Average                 Estimated Annual Benefit
 Annual               For Indicated Years of Service
 Earnings            15        20        25     30 or more
$100,000          $17,484   $23,312   $29,140   $34,968
$125,000          $22,484   $29,979   $37,473   $44,968
$150,000*         $27,484   $36,645   $45,806   $54,968

 Frozen Benefit - Accrued through 12/31/93*

$175,000          $32,484   $43,312   $54,139   $64,967
$200,000          $37,484   $49,978   $62,473   $74,967
$225,000          $42,483   $56,645   $70,806   $84,967
$235,840          $44,651   $59,535   $74,419   $89,303

 *Maximum Plan Compensation for 1995 is $150,000.

  Employees are entitled to the greater of: benefit accrued through 12/31/93 (calculated on prior years wage caps) or benefit based on the new $150,000 wage cap.

  As of March 8, 1996, Messrs. Anderegg, Rand, Wilkinson and Potter had 39, 36, 14 and 2 years of service, respectively, for purposes of the Pension Plan.

  All employees of the Company, who complete a year of service, including the individuals named in the compensation table above, are eligible to earn benefits under the Pension Plan. Upon retirement the benefits under the Pension Plan vary depending upon the participant's age at retirement, years of service with the Company and average annual earnings for the five consecutive highest years of service in the ten years prior to termination. The amount of annual retirement benefits is determined by a formula which applies years of service to a basic defined benefit, which, in the case of a participant with at least 30 years of service, is .683% of the average of the 5 highest consecutive years of compensation in the last 10 years worked plus .65% of such average annual earnings which exceed Social Security Covered Compensation, but not less than (a) $60 multiplied by his or her years of service or (b) the benefit which had accrued as of December 31, 1987 under the Company's prior retirement program. Compensation reflects the amounts shown under salary in the Summary Compensation Table. The Pension Plan limits the compensation taken into account for purposes of determining the benefit under the Pension Plan to the maximum permissible under the Internal Revenue Code, which for 1995 was $150,000. Social Security Covered Compensation means the dollar amount which represents the average of the maximum wages subject to Social Security tax for each year of the participant's working career. The benefits under the Pension Plan are payable in various annuity forms and are subject to maximum limits in certain circumstances.

Savings & Investment (40lk) Plan

  The Company also maintains a cash or deferred profit sharing plan under which employees with at least three months of service may reduce their compensation and have such amounts ("elective deferrals") contributed to the plan on their behalf. The Company contributes to the plan an amount equal to 25% of the employee's elective deferrals which do not exceed 6% of the employee's compensation. The elective deferrals are invested in one or more collective investment funds at the participant's direction, and are paid to the employee in a lump sum when employment terminates. The Company's matching contributions are invested in a managed income portfolio and the employee may have his elective deferrals invested in several equity funds, a money market fund or the managed income fund. The value of the plan account is paid to the employee in a lump sum at date of termination, subject to forfeiture of any non-vested portion of the matching contribution if termination occurs within the first five years of employment.

Equity Incentives

  The 1993 Equity Incentive Plan (1993 Plan) provides for the award of either incentive or non-qualified stock options, stock appreciation rights, restricted and unrestricted stock awards and deferred stock awards. As of March 8, 1996, 440,000 shares of the Company's common stock were reserved for issuance under the 1993 Plan, options to purchase 193,000 shares were outstanding and 247,000 shares were available for future grants. The option price shall not be less than the fair market value at the time of grant and the term of the option may not exceed ten years. The employees of the Company eligible to participate in the 1993 Plan and the awards granted to participants in the Plan are determined by the Compensation Committee. Options to purchase 251,237 shares also remain outstanding under the Company's 1983 Stock Option Plan (1983 Plan) which terminated in 1993.

Stock Option Plan for Non-Employee Directors

     The 1995 Stock Option Plan for Non-Employee Directors (the "Directors Option Plan") is designed to advance the Company's interest by enhancing its ability to attract and retain non-employee directors who are in a position to make significant contributions to the success of the Company and to align the interest of those directors more closely with stockholders.

     As of March 8, 1995, 100,000 shares of the Company's common stock were reserved for issuance under the Directors Option Plan, options to purchase 15,000 shares were outstanding and 85,000 shares were available for future grants. The option price shall not be less than the fair market value at the time of grant and the term of the option may not exceed ten years.

           QUORUM, REQUIRED VOTES, AND METHOD OF TABULATION

  Consistent with state law and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

  The nominee for election as a Class III director at the Annual
Meeting who receives the greatest number of votes properly cast for the election of director will be elected director.

  The election inspectors will count the total number of votes cast "for" approval of Item 1 for purposes of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have the discretionary authority to vote on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining a quorum, but neither abstentions nor broker non-votes have any effect on the outcome on voting on the matter.

                             AUDIT MATTERS

  Upon the recommendation of the Audit Committee, the Board of Directors has selected Arthur Andersen LLP, certified public accountants, as auditors for the Company for the fiscal year ending December 28, 1996. Arthur Andersen LLP has served as the Company's independent auditors since 1957. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

                           OTHER INFORMATION

Stockholder Proposals for Fiscal 1996 Annual Meeting

  Proposals of stockholders submitted for consideration at the next annual meeting of stockholders must be received by the Company no later than November 15, 1996 in order to be considered for inclusion in the Company's proxy materials for that meeting.

Other Business

  The Board of Directors does not know of any business which will be presented to the Annual Meeting other than that referred to in the accompanying notice. If other business properly comes before the Annual Meeting, it is intended that the proxies will be voted in the judgment of the persons voting the proxies unless specific instructions to the contrary are given.



                         By the Order of the Board of Directors



                         John R. D. McClintock
                         Clerk

Andover, Massachusetts
March 22, 1996



PROXY
                     DYNAMICS RESEARCH CORPORATION

             Annual Meeting of Stockholders-April 23, 1996

   The undersigned hereby appoints John S. Anderegg, Jr., Douglas R. Potter and John R.D. McClintock, and each of them as proxies, with power of substitution and re-substitution to each, and hereby authorizes them to represent and to vote as designated below, at the Annual Meeting of Stockholders of Dynamics Research Corporation (the "Company") on April
23, 1996 at 3:30 P.M. Boston time, and at any adjournments thereof, all of the shares of the Company which the undersigned would be entitled to vote if personally present.

   The Board of Directors recommends a vote FOR:

   1.  Fixing the number of Directors and  Election of Class III Director

   FOR nominee listed below, except as indicated.     WITHHOLD AUTHORITY to
vote for                                     nominee listed below.
     Albert Rand
              .                                ABSTAIN


_______________________________________________________________________________
_____________




Account NumberNo. of Shares                Proxy No.


   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. EVERY PROPERLY SIGNED PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, PROXIES
WILL BE VOTED FOR ITEM 1.  IN THEIR DISCRETION, THE PROXIES ARE
AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE
THE MEETING.

                                 Dated.......................................,
1996



 ............................................................
                                           Signature


 ............................................................
                                           Signature

                                 Please mark, date and sign as your name
appears hereon
                                 and return in the enclosed envelope.  If
signing as an
                                 attorney, executor, administrator, trustee,
guardian or
                                 other representative capacity, please give
your full title
                         as such.